Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 related to the Sanofi Action 2021 Shareholding Plan, of our reports dated March 4, 2021 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in Sanofi’s Annual Report on Form 20-F for the year ended December 31, 2020.

Neuilly-sur-Seine, France

May 17, 2021

/s/ PricewaterhouseCoopers Audit

/s/ Dominique Ménard